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                            ASSET TRANSFER AGREEMENT


                                 by and between


                               MOTHERS WORK, INC.


                                       and


                               THE WET SEAL, INC.

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                              Dated August 28, 1998



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                                TABLE OF CONTENTS

                                                                           Page

1.       SUBJECT OF AGREEMENT.................................................1
         1.1.     Transferred Assets..........................................1
         1.2.     Lease Assignments...........................................1
         1.3.     Excluded Assets.............................................2
2.       CONSIDERATION........................................................2
         2.1.     Purchase Price..............................................2
         2.2.     Price Adjustments...........................................2
         2.3.     Assumption of Store Leases..................................2
         2.4.     Non-Assumption of Liabilities...............................3
3.       REPRESENTATIONS AND WARRANTIES OF SELLER.............................3
         3.1.     Organization; Standing......................................3
         3.2.     Execution; Authority; Enforceability........................3
         3.3.     Governmental Consents.......................................4
         3.4.     No Conflicts................................................4
         3.5.     Transferred Assets..........................................4
         3.6.     Title to Transferred Assets.................................5
         3.7.     FIRPTA......................................................6
         3.8.     Compliance with Laws........................................6
         3.9.     Litigation..................................................6
         3.10.    Insurance...................................................6
         3.11.    Financial Statements........................................6
4.       REPRESENTATIONS AND WARRANTIES OF BUYER..............................7
         4.1.     Organization; Standing......................................7
         4.2.     Execution; Authority; Enforceability........................7
         4.3.     Governmental Consents.......................................7
         4.4.     No Conflicts................................................7
         4.5.     Litigation..................................................7
         4.6.     Financial Statements........................................8
5.       CONDUCT AND TRANSACTIONS PRIOR TO CLOSING............................8
         5.1.     Conduct of Business.........................................8
         5.2.     Access to Information.......................................9
         5.3.     Disclosure..................................................9
                  5.3.1.   Public Disclosure..................................9
                  5.3.2.   Confidentiality....................................9
         5.4.     Further Assurances.........................................10
         5.5.     Lessor's Consents..........................................10
                  5.5.1.   Best Efforts to Obtain............................10
                  5.5.2.   Buyer's Cooperation...............................12


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                                                                           Page

                  5.5.3.   Costs.............................................12
                  5.5.4.   Excluded Leases...................................13
6.       CLOSING.............................................................14
         6.1.     Closing Date...............................................14
         6.2.     Deliveries by Seller.......................................14
         6.3.     Deliveries by Buyer........................................15
         6.4.     Prorations.................................................15
         6.5.     Security Deposits..........................................16
7.       CONDITIONS TO BUYER'S OBLIGATIONS AT CLOSING........................16
         7.1.     Representations and Warranties.............................16
         7.2.     Performance................................................16
         7.3.     Compliance Certificate.....................................16
         7.4.     Proceedings and Documents..................................16
         7.5.     Opinion of Seller's Counsel................................16
         7.6.     No Action or Proceeding....................................16
         7.7.     No Material Adverse Effect.................................17
         7.8.     Lessor's Consents..........................................17
8.       CONDITIONS TO SELLER'S OBLIGATIONS AT CLOSING.......................17
         8.1.     Representations and Warranties.............................17
         8.2.     Performance................................................17
         8.3.     Compliance Certificate.....................................17
         8.4.     Proceedings and Documents..................................17
         8.5.     Opinion of Buyer's Counsel.................................17
         8.6.     No Action or Proceeding....................................17
         8.7.     Lessor's Consents..........................................18
9.       SURVIVAL; INDEMNIFICATION...........................................18
         9.1.     Survival Past Closing......................................18
         9.2.     Indemnification by Seller..................................18
         9.3.     Indemnification by Buyer...................................18
         9.4.     Limitation.................................................18
         9.5.     Indemnification Procedures.................................18
10.      CERTAIN COVENANTS...................................................20
         10.1.    Non-Assumed Liabilities....................................20
         10.2.    Assumed Liabilities........................................20
         10.3.    Records....................................................20
         10.4.    Further Assurances.........................................21
         10.5.    Store Lease Renewals.......................................21
11.      TERMINATION OF AGREEMENT............................................21
         11.1.    Events of Termination......................................21
         11.2.    Effect of Termination......................................21
12.      NOTICES.............................................................21


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                                                                           Page

13.      MISCELLANEOUS.......................................................22
         13.1.    Entire Agreement...........................................22
         13.2.    Amendments and Waivers.....................................23
         13.3.    Successors and Assigns.....................................23
         13.4.    Governing Law..............................................23
         13.5.    Severability...............................................23
         13.6.    Captions...................................................23
         13.7.    Counterparts...............................................23
         13.8.    Bulk Sales.................................................23
         13.9.    Transaction Taxes..........................................23
         13.10.   Finders' Fees..............................................24
         13.11.   Expenses...................................................24
         13.12.   Attorneys' Fees............................................24
         13.13.   Remedies...................................................24
         13.14.   Authority..................................................24
         13.15.   Defined Terms..............................................25

EXHIBITS

A          -      Form of Lessor's Consent
B          -      Form of Lease Assignment and Assumption
C          -      Form of Bill of Sale
D          -      Form of Opinion of Seller's Counsel
E          -      Form of Opinion of Buyer's Counsel

SCHEDULES

2.2(a)     -      Allocation of Purchase Price
3.5.1      -      Store Leases
3.5.1(f)   -      Renewal Options Exercised
3.6        -      Encumbrances
3.9        -      Litigation
3.10       -      Insurance
5.5.3(c)   -      Certain Additional Lease Costs Maximums



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



                            ASSET TRANSFER AGREEMENT


     AGREEMENT (herein called the "Agreement"), made and entered into as of this 31st day of August, 1998, by and between MOTHERS WORK, INC., a Delaware corporation and T3 ACQUISITION, INC., a Delaware corporation (herein individually and collectively called "Seller") and THE WET SEAL, INC., a Delaware corporation (herein called "Buyer").

                              W I T N E S S E T H:

     WHEREAS, Seller is the lessee of a chain of retail stores located in shopping centers, malls and street locations throughout the United States, which it presently operates under the name "Episode"; and

     WHEREAS, Seller desires to transfer to Buyer all of Seller's leasehold rights and interests in and to twenty-four (24) of such retail stores, as set forth on Schedule 3.5.1 hereto (each, a "Store" and collectively, the "Stores"), together with (i) all right, title and interest of Seller in and to the leasehold improvements and fixtures located in the Stores, (ii) the furniture, furnishings and equipment (including but not limited to decorations, props, displays, racks, shelving, computers, modems, computer interfaces, "Sensomatic" (or equivalent) equipment and related tags and surveillance equipment and related wiring) located in the Stores and (iii) all right, title and interest of Seller in and to insurance proceeds on account of any damage or destruction of any of the property described in (i) or (ii) above occurring after the date hereof (except to the extent such proceeds are used to pay, or reimburse Seller for, the costs of such repair or restoration) ((i), (ii) and (iii) being, collectively, "FF&E"), and Buyer desires to acquire same, for the Purchase Price and subject to and in accordance with the terms and conditions set forth herein.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. SUBJECT OF AGREEMENT

         1.1. Transferred Assets. Subject to the terms and conditions of this Agreement, Seller shall sell, assign, transfer and convey to Buyer and Buyer shall purchase and acquire from Seller, all of Seller's right, title and interest in and to (i) each of the Store Leases identified on Schedule 3.5.1 (including any security deposited thereunder) and (ii) all FF&E relating to the Store Premises ((i) and (ii) being, collectively, but excluding the Excluded Leases and the FF&E relating thereto, the "Transferred Assets").

         1.2. Lease Assignments. Seller, in coordination with Buyer, and in accordance with the provisions of Section 5.5 hereof, shall promptly after the date hereof use its Best Efforts (as defined below) to obtain from the lessor under each Store Lease listed on Schedule 3.5.1 a Lessor's Consent (as defined below). At the Closing, Seller shall assign to Buyer (and Buyer shall assume, pursuant to Section 2.3 hereof) each Store Lease with respect to which a Lessors' Consent shall have been obtained on or before the Closing Date. Each such assignment and assumption shall be evidenced by a Lease Assignment and Assumption mutually executed and delivered by Buyer and Seller in the form of Exhibit B annexed hereto. A Store Lease with respect to which both a Lessor's

Consent is obtained and a Lease Assignment and Assumption is mutually executed and delivered by Buyer and Seller is referred to herein as a "Transferred Lease". In addition, at the Closing Seller shall convey to Buyer the FF&E related to each Transferred Lease that is located in the related Store Premises (and any insurance proceeds on account of damage or destruction thereof after the date of this Agreement except to the extent such proceeds were used to pay, or reimburse Seller for, the costs of such repair or restoration) pursuant to a Bill of Sale in the form of Exhibit C annexed hereto.

     1.3. Excluded Assets. The parties acknowledge and agree that Seller is not selling or transferring and Buyer is not buying, receiving or accepting any assets, rights and properties other than the Transferred Assets (any such other assets, rights and properties, the "Excluded Assets"), which Excluded Assets include, without limitation, trademarks and tradenames (including "Episode" and "Daniel and Rebecca"), other intangible assets, inventory accounts receivable, and rights and obligations under license and distribution agreements with Toppy International Ltd. and/or its affiliates, all of which are hereby reserved by Seller.

     2. CONSIDERATION

          2.1. Purchase Price.

         (a) The purchase price to be paid by Buyer to Seller for the Transferred Assets pursuant to this Agreement (the "Purchase Price") shall be $2,825,000, and shall be paid on the Closing Date.

         (b) All payments on account of the Purchase Price or otherwise payable to Seller hereunder shall be paid by wire transfer of immediately available funds to Seller and/or its designees, provided Seller gives Buyer notice of such designees and wiring instructions at least five (5) days prior to the date such payment is due or, if such notice is not given, by certified or official bank check payable directly to the order of Seller.

         2.2. Price Adjustments. The Purchase Price shall be reduced, however, by:

         (a) for each Excluded Lease (as defined below), the sum, if any, allocated to such Excluded Lease on Schedule 2.2(a) hereto; and

         (b) the amount of any Lease Cure Costs (as defined below) that Buyer may incur on behalf of Seller.

         2.3. Assumption of Store Leases.

         (a) In addition to the payment of the Purchase Price, effective as of the Closing Date Buyer shall assume and agree to pay and perform as and when due all obligations required to be paid or performed on the part of the lessee under each Transferred Lease, for all periods from and after the Closing Date.


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         (b) Notwithstanding the foregoing or any other provision to the contrary contained in this Agreement, Buyer shall not be obligated to assume any obligation under any Store Lease (any such Store Lease, and the FF&E relating thereto, an "Excluded Lease") with respect to which (i) the Lessor's Consent is not obtained on or before the Closing Date (subject to Section 5.5.4) or (ii) the Lessor's Consent is obtained, but before the Closing Date there shall occur a default or breach by Seller of the related Store Lease, including but not limited to a breach or default by reason of Seller being (if applicable) a debtor in any bankruptcy or similar proceeding, such breach or default is not waived by the lessor thereunder or cured by Seller before the Closing Date, and Buyer shall elect not to accept an assignment of or assume such Store Lease.

         (c) The obligations to be assumed by Buyer with respect to each Transferred Lease are referred to herein collectively as the "Assumed Liabilities". On the Closing Date, Buyer shall execute the Lease Assignment and Assumption with respect to each Transferred Lease to evidence Buyer's assumption of the lessee's obligations under each such Transferred Lease, for all periods from and after the Closing Date.

         2.4. Non-Assumption of Liabilities. Except for the Assumed Liabilities, Buyer shall not assume any liabilities or obligations of any kind, nature or description, whether known or unknown, asserted or unasserted, liquidated or unliquidated, direct or indirect, due or to become due, absolute or contingent, of Seller, or relating to the business of Seller whether or not conducted at any of the Store Premises, or relating to the Transferred Assets, including, but not limited to (i) any rents or additional rents or other charges or obligations under any Store Lease relating to any periods prior to the Closing Date (regardless of whether such rents, additional rents, charges or obligations are billed by the lessor or payable by the lessee after the Closing Date), (ii) any rents or additional rents or other charges or obligations under any Excluded Lease, (iii) any liabilities or obligations secured by any Encumbrance on any of the Transferred Assets (all of which Encumbrances are to be released and discharged on the Closing Date as provided in Section 6.2(a)(vi)), and (iv) any liabilities or obligations with respect to any of Seller's employees, including liabilities and obligations under the WARN Act or any similar state or local law (all of the foregoing, the "Non-Assumed Liabilities"). Nothing contained in this Agreement shall require as a condition to Seller's obligations that Seller be released by a lessor from any further liability or obligation under a Store Lease, but the foregoing shall not limit Buyer's indemnification obligation with respect to Assumed Liabilities pursuant to Section 9.3(iii) hereof.

     3. REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller (jointly and severally) represents and warrants, as of the date of this Agreement and as of the Closing Date, as follows:

         3.1. Organization; Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own its properties and assets and to carry on its business in the manner now conducted, to execute and deliver this Agreement and all other agreements to be executed by it pursuant hereto, and to carry out the provisions of this Agreement, and all other agreements to be executed by it pursuant hereto.

         3.2. Execution; Authority; Enforceability. All corporate action on the part of Seller, and their respective officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, all other agreements to be executed by Seller pursuant hereto, and the performance of all obligations of Seller hereunder and thereunder has been taken or will be taken prior to the Closing Date; this Agreement and all other agreements to be executed by Seller pursuant hereto have been duly and validly executed and delivered by Seller; and this Agreement and all other agreements to be executed by Seller pursuant hereto constitute valid and legally binding obligations of Seller, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by the availability or non-availability of specific performance, injunctive relief, or other equitable remedies and general principles of equity.

         3.3. Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of Seller in connection with Seller's valid execution, delivery or performance of this Agreement, or any other agreements to be executed by Seller pursuant hereto, which, if not obtained, made or given, could reasonably be expected to have a material adverse effect on Seller's valid execution, delivery or performance of this Agreement, or any other agreements to be executed by Seller pursuant hereto.

         3.4. No Conflicts. The execution, delivery, and performance by Seller of this Agreement, any other agreements to be executed by Seller pursuant hereto, and the consummation of the transactions contemplated hereby and thereby
(a) will not result in a violation or default of any provision of Seller's respective Certificate of Incorporation or By-Laws, (b) will not be in conflict with or constitute, with or without the passage of time or giving of notice, a material violation or default, or give rise to any material obligation, under
(i) any mortgage, indenture, agreement, instrument or contract to which Seller is or on the Closing Date will be a party or by which it or any of the Transferred Assets is or on the Closing Date will be bound or (ii) to the Best Knowledge of Seller, any local, state or federal judgment, order, writ, decree, statute, rule or regulation applicable to any of Seller, and (c) will not result in the creation of any material mortgage, lien, charge, adverse claim or other encumbrance, excluding any lien of a lessor under the terms of the applicable Store Lease ("Encumbrance") upon any of the Transferred Assets, or the acceleration of any indebtedness of or any performance required by Seller with respect to any of the Transferred Assets, except, with respect to clauses (b) and (c) above, for the necessity of obtaining Lessor's Consents. As used herein, the term "Best Knowledge of Seller" shall mean the actual knowledge of Dan Matthias, Rebecca Matthias, Thomas Frank, Lynn Weider and Edward Tress.

         3.5. Transferred Assets.

         3.5.1. Store Leases. Seller has delivered or made available to Buyer a true and complete copy of the lease (and each amendment or supplement thereto) covering each Store (each such store, a "Store Premises") under which Seller is the lessee (each such lease, as so amended or supplemented, a "Store Lease"), and has described each Store Lease on Schedule 3.5.1 by listing the name of the current lessee, the name of the current lessor (by developer and by lessor entity) and the location of the Store Premises covered thereby, the date of the Store Lease (and each amendment or supplement thereto), and the amount of any security deposit held by any lessor pursuant to such Store Lease, if any. Except as disclosed on Schedule 3.5.1:

         (a) Seller has provided Buyer with a true and complete copy of each Store Lease (including each amendment or supplement thereto), and Seller does not have any rights in or to the related Store Premises under any instrument or document or under any agreement, written or oral, other than such Store Lease;

         (b) Seller is the sole lessee under each Store Lease, and Seller has not granted or permitted nor does there exist any sublease, license or other right of occupancy by any third party with respect to any Store Premises;

         (c) each Store Lease is in full force and effect, and has not been assigned (as collateral or otherwise), modified, supplemented or amended;

         (d) Seller has not received notice of nor to the Best Knowledge of Seller is there any breach or default by the lessee or any event or condition which, upon the giving of notice, passage of time, or both, would constitute such a breach or default, under any Store Lease, and Seller has not given notice of nor to the Best Knowledge of Seller is there any breach of default by the lessor or any event or condition which, upon the giving of notice, passage of time, or both, would constitute such a breach or default, under any Store Lease;

         (e) Seller does not have notice of nor to the Best Knowledge of Seller is there any event or occurrence in the nature of a casualty or condemnation which affects any of the Store Premises (or any building or structure in which a Store Premises is located) to such an extent so as to entitle the lessor or the lessee under the applicable Store Lease to terminate such Store Lease;

         (f) Seller has timely and properly exercised the renewal options under the Store Leases listed on Schedule 3.5.1(f) annexed hereto, which renewal options were required to be exercised prior to the date of this Agreement in order to renew the term thereof beyond its current expiration date; and

         (g) Seller has paid, or will have paid prior to the Closing Date, all costs of labor and materials with respect to all improvements installed by or on behalf of Seller in or about the Store Premises for which Seller was obligated to pay, and there are no mechanics', materialmen's or similar liens against the Store Premises resulting from any non-payment by Seller or any of Seller's agents.


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         3.5.2. FF&E. The FF&E situated at each Store Premises and in current use by Seller is, in the aggregate, in operating condition and in a state of repair sufficient for the conduct of normal operations, subject to any damage or destruction by casualty that may occur between the date of this Agreement and the Closing Date. EXCEPT AS PROVIDED IN THIS SECTION 3.5.2, ALL OF THE FF&E IS BEING SOLD AND TRANSFERRED TO BUYER "AS IS" AND "WHERE IS" AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS OF USE, ARE EXCLUDED FROM THE SALE AND TRANSFER OF THE FF&E. SELLER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY NATURE WITH RESPECT TO THE PHYSICAL CONDITION OF THE FF&E EXCEPT AS SET FORTH IN THE FIRST SENTENCE OF THIS SECTION 3.5.2.

         3.6. Title to Transferred Assets. Seller has (except as disclosed on
Schedule 3.6), and on the Closing Date Seller will have, good and marketable title to the Transferred Assets (other than the Store Leases), in each case free and clear of all Encumbrances. With respect to the Store Leases, Seller holds (except as disclosed on Schedule 3.6), and on the Closing Date Seller will hold, a valid leasehold interest in and to the Store Leases, in each case, free and clear of all Encumbrances. There are not, and on the Closing Date there will not be, any outstanding agreements, options, commitments or rights with, to or in any third party to acquire any of the Transferred Assets.

         3.7. FIRPTA. Seller is not a "foreign person" as defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). At each Closing, Seller shall deliver to Buyer the certificate required by Section 1445 of the Code.

         3.8. Compliance with Laws. To the Best Knowledge of Seller, the operation, conduct and ownership of the property and business of Seller at each of the Store Premises at all times has been conducted in substantial compliance with all federal, state and local laws, rules, regulations and ordinances, except to the extent that any noncompliance could not reasonably be expected to have a material adverse effect on the Transferred Assets or on Buyer.

         3.9. Litigation. Except as disclosed on Schedule 3.9 hereto, there is no action, suit, arbitration or other legal or administrative proceeding pending or, to the Best Knowledge of Seller, any investigation pending or any action, suit, arbitration or other legal or administrative proceeding or investigation currently threatened, (a) with respect to any of the Transferred Assets or which, if adversely determined, would be likely to have a material adverse effect on the Transferred Assets, or (b) that (i) questions the validity of this Agreement or any other agreements to be executed by Seller pursuant hereto or the right of Seller to enter into this Agreement or such other agreements, or to consummate the transactions contemplated hereby or thereby, or (ii) if adversely determined, would be likely to have a material adverse effect on Seller's ability to perform its obligations under this Agreement or any other agreement to be executed by Seller pursuant hereto. Seller is not a party to or subject to any order, writ, injunction, decree, judgment or other restriction of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which has or is reasonably likely to have a material adverse effect on Seller's ability to enter into this Agreement or any other agreement to be executed by Seller pursuant hereto, or to consummate the transactions contemplated hereby or thereby.

         3.10. Insurance. Schedule 3.10 sets forth all insurance maintained by Seller with respect to each of the Store Premises and the FF&E. Such insurance coverage is not less than the insurance coverage required to be maintained by Seller pursuant to the Store Leases.

         3.11. Financial Statements. The financial statements of Seller included in Seller's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 1998 and annual report on Form 10-K for the fiscal year ended September 30, 1997 comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the period covered and fairly present, in all material respects, the financial position of Seller as of the date thereof and the results of operations and changes in financial position for the period then ended (subject, in the case of unaudited statements, to customary audit adjustments).

     4. REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants, as of the date of this Agreement and as of the Closing Date, as follows:

         4.1. Organization; Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own its properties and assets and to carry on its business in the manner now conducted and as proposed to be conducted, to execute and deliver this Agreement and all other agreements to be executed by it pursuant hereto, and to carry out the provisions of this Agreement, and all other agreements to be executed by it pursuant hereto.

         4.2. Execution; Authority; Enforceability. All corporate action on the part of Buyer, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, all other agreements to be executed by Buyer pursuant hereto, the performance of all obligations of Buyer hereunder and thereunder, has been taken or will be taken prior to the Closing Date; this Agreement and all other agreements to be executed by Buyer pursuant hereto have been duly and validly executed and delivered by Buyer; and this Agreement and all other agreements to be executed by Buyer pursuant hereto constitute valid and legally binding obligations of Buyer, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by the availability or non-availability of specific performance, injunctive relief, or other equitable remedies and general principles of equity.

         4.3. Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of Buyer in connection with Buyer's valid execution, delivery or performance of this Agreement, or any of the other agreements to be executed by Buyer pursuant hereto, which, if not obtained, made or given, could reasonably be expected to have a material adverse effect on Buyer's valid execution, delivery or performance of this Agreement, or any other agreements to be executed by Buyer pursuant hereto.

         4.4. No Conflicts. The execution, delivery, and performance by Buyer of this Agreement, any other agreements to be executed by Buyer pursuant hereto, and the consummation of the transactions contemplated hereby and thereby (a) will not result in a violation or default of any provision of its Certificate of Incorporation or By-Laws, and (b) will not be in conflict with or constitute, with or without the passage of time or giving of notice, a material violation or default, or give rise to any material obligation, under (i) any mortgage, indenture, agreement, instrument or contract to which Buyer is or on the Closing Date will be a party or by which it or any of its material assets is bound or
(ii) to the best knowledge of Buyer, any local, state or federal judgment, order, writ, decree, statute, rule or regulation applicable to Buyer.

         4.5. Litigation. There is no action, suit, arbitration, or other legal or administrative proceeding pending or, to the best knowledge of Buyer, any investigation pending or any action, suit, arbitration, or other legal or administrative proceeding or investigation currently threatened against Buyer which (a) questions the validity of this Agreement, the agreements to be executed by Buyer pursuant hereto or the right of Buyer to enter into this Agreement or such other agreements, or to consummate the transactions contemplated hereby or thereby, or (b) if adversely determined, would be likely to have a material adverse effect on Buyer's ability to perform its obligations under this Agreement or any other agreements to be executed by Buyer pursuant hereto. Buyer is not a party to or subject to any order, writ, injunction, decree, judgment or other restriction of any federal, state, municipal or other governmental department, commission, board, bureau, agency, or instrumentality which has or is reasonably likely to have a material adverse effect on Buyer's ability to enter into this Agreement or any other agreement to be executed by Buyer pursuant hereto, or to consummate the transactions contemplated hereby or thereby.

         4.6. Financial Statements. The financial statements of Buyer included in Buyer's quarterly report on Form 10-Q for the fiscal quarter ended April 30, 1998 and annual report on Form 10-K for the fiscal year ended January 31, 1998 comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the period covered and fairly present, in all material respects, the financial position of Buyer as of the date thereof and the results of operations and changes in financial position for the period then ended (subject, in the case of unaudited statements, to customary audit adjustments).

     5. CONDUCT AND TRANSACTIONS PRIOR TO CLOSING

         5.1. Conduct of Business. Except as otherwise required or permitted by this Agreement or with the prior written consent of Buyer, from the date of this Agreement until the Closing Date, Seller: (a) shall conduct its business and operations at each of the Store Premises in accordance with past practice and in the ordinary course of business (other than in connection with or resulting from the transactions contemplated hereby, including the conduct of a liquidation sale at each Store Premises to the extent permitted by the applicable Store Lease or Lessor's Consent and such changes in operations as may be required upon announcement of this transaction); (b) shall not commit or permit any act or omission which constitutes a breach or default, or upon the giving of notice, passage of time, or both, would constitute a breach or default, under any Store Lease, and shall promptly give Buyer a copy of any notice that Seller may receive asserting any breach or default or any act or omission which, upon the giving of notice, passage of time, or both, would constitute a breach or default, under any Store Lease; (c) shall not modify, amend, renew (or exercise any option to renew) or cancel any Store Lease (except as otherwise contemplated by this Section 5.1); (d) unless otherwise directed by Buyer, with respect to a Store Lease for which a Lessor's Consent has been obtained prior to the Closing Date, shall timely and properly exercise any renewal or extension option under any Store Lease which is required to be exercised prior to the Closing Date in order to renew or extend the term thereof beyond its current expiration date;
(e) shall not sell, transfer, dispose or encumber any of the Transferred Assets;
(f) shall maintain the FF&E used by it in a state of repair reasonably sufficient for the conduct of normal operations, ordinary wear and tear and damage or destruction by casualty excepted; and (g) shall continue to maintain all casualty, liability and other insurance described in Schedule 3.10, and shall use its Best Efforts to collect all insurance proceeds on account of any damage or destruction of any FF&E occurring after the date of this Agreement and apply same to the repair of restoration of the FF&E (or transfer such proceeds to Buyer on the Closing Date to the extent not applied).

         5.2. Access to Information. From the date of this Agreement until the Closing Date, Seller shall afford Buyer and its attorneys, accountants and other representatives access, on reasonable notice during normal business hours, and in a manner which will not unreasonably interfere with the operation of Seller's business, and at no charge to Buyer, to all of the Store Premises (after September 21, 1998) and to all of Seller's books, files and records directly relating to the Transferred Assets, to cooperate in the inspection and examination thereof, and shall furnish Buyer and its representatives all information with respect to the Transferred Assets as Buyer or its representatives may reasonably request. No such inspection or examination, however, shall constitute a waiver or relinquishment by Buyer of its right to rely upon Seller's representations, warranties, covenants and agreements as made herein or pursuant hereto. Any information disclosed to Buyer or its representatives in the course of such examination shall be maintained confidentially pursuant to the Confidentiality Agreement dated July 9, 1998 between Seller and Buyer; which Confidentiality Agreement shall survive the execution and delivery of, or any termination of, or Closing under, this Agreement.

         5.3. Disclosure.

         5.3.1. Public Disclosure. From the date of this Agreement until the Closing Date, no party to this Agreement shall directly or indirectly make or cause to be made any public announcement or issue any public notice in any form with respect to this Agreement or the transactions contemplated hereby, without the consent of the other party except if in the opinion of such party's counsel it is required by the securities laws of the United States or the rules of the New York Stock Exchange or the Nasdaq National Market to make such disclosure, including but not limited to disclosure made in connection with any registration statement which may be filed by Buyer or Seller. The parties agree that, to their knowledge (and given based on the advice of their respective counsel and the circumstances prevailing at the date of this Agreement), no such public disclosure is required at the date of this Agreement. The parties acknowledge, however, that such public disclosure may be required based on actions of lessors or other persons following the disclosure of this transaction to the lessors under the Store Leases. The parties agree, to the extent practicable, to provide each other with the opportunity to review and make reasonable comment on and to consult with each other regarding any such public announcement (including the timing thereof) in advance thereof.

         5.3.2. Confidentiality. Except as otherwise provided in Section 5.3.1, from the date of this Agreement until sixty (60) days after the Closing Date, each party agrees that the terms and conditions of this Agreement shall be kept strictly confidential and shall not, without the prior written consent of the other party, be disclosed or revealed, in any manner whatsoever, directly or indirectly, in whole or in part, to any lessor or other third party (other than such party's financial advisor, attorney, accountant or other representative). The provisions of this Section shall be inoperative as to any information which is or becomes generally available to the public other than as a result of any breach of these provisions by such party or its representatives. In the event that any party or any person to whom such party furnishes any confidential information is requested or becomes legally compelled (by oral questions, interrogatories, request for information or documents, subpoena, criminal or civil investigative demand or similar process) to disclose any confidential information, such party will provide the other party with prompt written notice so that the other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions hereof, and such party will cooperate with the other party in any effort the other party undertakes to obtain a protective order or other remedy. In the event that such protective order or remedy is not obtained, or that the other party, in its sole discretion, waives compliance with the provisions hereof, such party will furnish only that portion of the information which is legally required and will use its Best Efforts to obtain reliable assurance that confidential treatment will be accorded the information.

         5.4. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its Best Efforts to take promptly, or cause to be taken, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated by this Agreement, and to satisfy all of the conditions to the Closing to be satisfied by such party, including using its Best Efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities and third parties, and effecting all necessary registrations and filings. As used in this Agreement, "Best Efforts" shall require the diligent pursuance, in good faith, of the course of action or result stated, but shall not require any party to (x) pay any sum or other consideration or incur or assume any liability or obligation that (i) is not otherwise required pursuant to any of the provisions of this Agreement or (ii) is not otherwise required by law or contract, to be paid, incurred or assumed or
(y) commence litigation or take any other legal action. Each of the parties hereto agrees not to take any action or fail to take any action that would be likely to cause any representation or warranty contained in this Agreement to cease to be true or accurate or that would be reasonably likely to prevent the performance of any covenant or the satisfaction of any condition contained in this Agreement.

         5.5. Lessor's Consents.

         5.5.1. Best Efforts to Obtain. Seller shall use its Best Efforts to obtain from the lessor under each Store Lease listed on Schedule 3.5.1 (a) an estoppel certificate and (b) a written consent to:

         (i) the assignment of the Store Lease from Seller to Buyer, and the assumption of the Store Lease by Buyer;

         (ii) the trade name, signage and use that Buyer proposes for the Store Premises;

         (iii) the remodeling of the Store Premises as contemplated by Buyer;

         (iv) the prospective waiver of the breach or default, if any, that would occur under the Store Lease in the event of any cessation of Seller's operations at the Store Premises during the 15-day period prior to the Closing hereunder and during Buyer's subsequent remodeling of the Store Premises;

         (v) the prospective waiver of the breach or default, if any, that would occur under the Store Lease in the event Seller conducts a liquidation sale at the Store Premises during the period between September 21, 1998 and the Closing Date;

         (vi) the waiver of any term or provision in the Store Lease or in any other lease to which such lessor or its affiliate and Buyer or its affiliate are parties (a "radius clause") which prohibits the lessee thereunder or any affiliate thereof from operating, or which restricts the right of the lessee thereunder or any affiliate thereof to operate, any retail store in any geographical area, or which includes the sales of any other retail store in the calculation of any percentage or other rent payable under such Store Lease or other lease, to the extent that such radius clause would be violated by or require any additional payment as a result of Buyer operating the Store Premises or any other store that is operated by Buyer or its affiliate as of the date of this Agreement, or for which Buyer or its affiliate has as of the date of this Agreement entered into or is negotiating to enter into or acquire a lease in anticipation of commencing operations (including the Britches chain which Buyer has agreed to acquire);

         (vii) the waiver of any term or provision in the Store Lease which provides that a breach or default under any other lease or agreement to which Buyer is not a party, with or without the passage of time or the giving of notice or both, would constitute a breach or default under the Store Lease;

         (viii) the waiver of any term or provision in the Store Lease that would require Seller to remodel the Store Premises prior to the Closing Date or that would require Buyer to remodel the Store Premises at any time during the term of the Store Lease (other than Buyer's initial remodeling upon taking possession of the Store Premises);

         (ix) the waiver, in any such case solely by reason of the assignment of the Store Lease to Buyer, of any term or provision in the Store Lease that would allow or entitle the lessor to recapture any of the space covered by the Store Lease, or, except as contemplated by Section 5.5.3(c) below, that would allow or entitle the lessor to receive any consideration received by Seller hereunder, to increase the rent, security or other monetary obligations or to effect any change in the terms of the Store Lease (including terms applicable to space other than the Store Premises) or to take or that would result in any other action that would have a material adverse effect on the lessee's rights or obligations under the Store Lease; and

         (x) the waiver of any term or provision in the Store Lease pursuant to which the trading of Buyer's stock on the Nasdaq National Market could be a breach or default under the Store Lease or deemed to be an assignment of the Store Lease,

(the foregoing (a) and (b), collectively, being a "Lessor's Consent"), provided that except for clause (b)(i) Buyer may elect not to request or seek, or to cease requesting or seeking, or to waive, any of the foregoing provisions of the Lessor's Consent in its sole and absolute discretion. Each Lessor's Consent shall be in substantially the form annexed hereto as Exhibit A (subject to revision to reflect the provisions of any specific Store Lease or to eliminate any provision that is not relevant to the specific Store Lease or that Buyer elects not to request or seek or to cease requesting or seeking or to waive), or otherwise reasonably satisfactory in form and substance to Buyer, and shall be validly executed by the relevant lessor. Buyer also agrees not to unreasonably withhold its approval of any customary changes to the estoppel certificate included in the Lessor's Consent that may be requested by a lessor. Seller agrees to deliver a written request for a Lessor's consent to each lessor within three (3) business days after the date of this Agreement.

         5.5.2. Buyer's Cooperation. Buyer shall reasonably cooperate with Seller and use its Best Efforts to assist Seller in Seller's efforts to obtain the Lessor's Consents, which cooperation will include providing such publicly available financial and other information concerning Buyer as a lessor may reasonably request. Buyer also shall use its Best Efforts to negotiate commercially reasonable modifications to the terms of a Store Lease with the lessor if necessary in order to obtain a Lessor's Consent. However, Buyer shall not be required to accept or incur any Additional Lease Costs (as defined below), except as provided in Section 5.5.3(c), or to accept any relocation of any existing Store Premises or other premises leased to Buyer or its affiliate or to agree to enter into or assume a lease or to cancel or modify any lease with respect to any other premises leased to Buyer or its affiliate in order to obtain a Lessor's Consent. If requested by a lessor of a Store Premises, Buyer agrees that it will, in lieu of Seller and Buyer executing and delivering a Lease Assignment and Assumption with respect to such Store Lease, enter into a new lease with such lessor for such Store Premises for the same term, rents and other terms and conditions as the existing Store Lease for such Store Premises, with such modifications as Buyer may agree in accordance with the provisions of this Section 5.5.2. Seller shall from time to time (but not less often than weekly) furnish Buyer with a detailed status report with respect to Seller's efforts to obtain the Lessor's Consents. Buyer will have the right to participate or to have its representative participate at any meeting with a lessor under a Store Lease to discuss the proposed assignment or the terms of the Lessor's Consent or actions to be taken in connection therewith. If requested by Buyer, Seller will use its Best Efforts to arrange a meeting for Buyer or its representative with any such lessor for the purpose of discussing with the lessor the proposed assignment or the terms of the Lessor's Consent or actions to be taken in connection therewith. Buyer has informed Seller that is intends to convert, and agrees that if required to obtain the applicable Lessor's Consent it will convert, all of the Stores to "ArdenB" stores, except those Stores numbered 713, 720, 723, 759 and 795 listed on Schedule 3.5.1, which Buyer has informed Seller that it intends to convert to "Wet Seal", "Contempo Casuals" or "Limbo Lounge" stores.

         5.5.3. Costs.

         (a) Except as expressly set forth in this Agreement, neither Buyer nor Seller shall be required or obligated in order to obtain a Lessor's Consent to pay any sum, incur any liability, take any action to satisfy any net worth requirement, provide any third party or affiliate guaranty, or provide any security or additional security.

         (b) Seller shall be obligated to pay, and shall pay when due, all rents and additional rents due and owing under each Store Lease relating to all periods prior to the Closing Date with respect to such Store Lease, and Seller shall be obligated to cure, and shall cure when required, any breach or default under each Store Lease relating to all periods prior to the Closing Date with respect to such Store Lease (all of the foregoing, "Lease Cure Costs"). Buyer reserves the right to pay in accordance with Section 10.1 any Lease Cure Costs that are not paid when due by Seller, and to deduct the actual amount of the Lease Cure Costs paid or incurred by Buyer from the Purchase Price as provided in Section 2.2(b). Buyer shall provide Seller with a statement, in reasonable detail, setting forth any Lease Cure Costs paid or incurred by Buyer, concurrent with the deduction of any such Lease Cure Costs from the Purchase Price. If Buyer shall pay or incur any Lease Cure Costs and the Purchase Price is reduced pursuant to Section 2.2(b) as a result thereof, then such Lease Cure Costs shall be an Assumed Liability for purposes of Section 9.3(iii) hereof.

         (c) Each of Buyer and Seller agrees to pay, in accordance with the provisions of this Section 5.5.3(c), the following costs and expenses in connection with obtaining Lessor's Consents ("Shared Costs"): (i) fees and expenses (including but not limited to legal and other professional fees) charged by a lessor that are required by the Store Lease or otherwise are reasonable in connection with evaluating a request for a Lessor's Consent, reviewing preliminary design plans for the remodeling of the Store Premises contemplated by Buyer, or making modifications to the Store Lease requested hereunder ("Lessor Fees") and (ii) the amount of any increase in rent, additional rent or other monetary obligation (including cost-of-living adjustments), whether denominated as rent or otherwise, including but not limited to security (other than security deposited or required to have been deposited by Seller prior to the date of this Agreement) or additional security, repayment of tenant allowances or increases in percentage rent (whether by increasing the percentage, reducing the breakpoint, or otherwise), that (x) is required by the terms of the Store Lease solely by reason of the assignment of the Store Lease to Buyer or (y) whether or not so required by the terms of the Store Lease, is required by the lessor to be paid or incurred in order to obtain a Lessor's Consent (the foregoing (x) and (y), "Additional Lease Costs"), provided that if any Additional Lease Costs are payable after the Closing Date, the reasonably estimated present value thereof as of the Closing Date (calculated using a discount rate of 8%) shall be the amount included in Additional Lease Costs. Buyer shall not be required or obligated to accept or agree to pay any Additional Lease Costs except that, subject to each party's obligation to pay Shared Costs, up to the maximum, pursuant to this Section 5.5.3(c), Buyer shall accept or agree to pay (i) those Additional Lease Costs described in clause (x) above and (ii) those Additional Lease Costs described in clause (y) above (provided that Buyer shall not be obligated to accept or agree to pay or incur any Additional Lease Costs described in clause (y) above with respect to a Store Lease if and to the extent that, together with Additional Lease Costs described in clause (x) above with respect to that Store Lease, all Additional Lease Costs with respect to that Store Lease shall exceed the amount set forth opposite such Store Lease on Schedule 5.5.3(c) hereto). Seller shall not have the right to pay or incur any Additional Lease Costs without Buyer's consent. Shared Costs shall be paid one-half each by Buyer and Seller, up to a maximum aggregate sum (for both Buyer and Seller) of $1,000,000 (i.e., $500,000 for Buyer and $500,000 for Seller). Any Shared Costs in excess of $1,000,000 shall be paid solely by Buyer, provided that Buyer shall not be required to pay or incur more than an additional sum of $500,000. If any party shall pay or incur Shared Costs in excess of the portion payable by such party pursuant to this Section 5.5.3(c), such party shall be reimbursed by the other party promptly upon request therefor, and in any case on or before the Closing Date (except as otherwise provided in Section 5.5.4), or, with respect to Lessor Fees only, upon any termination of this Agreement prior to the Closing Date; subject in all events to each party's maximum obligation to pay Shared Costs pursuant to this Section 5.5.3(c). Neither party shall be required to pay or incur prior to the Closing Date any Shared Costs consisting of Additional Lease Costs.

         5.5.4. Excluded Leases. With respect to any Excluded Lease, the following provisions shall apply:

         (a) Unless the lessor with respect to such Store Lease has definitively advised the parties on or before the Closing Date that it is unwilling to grant a Lessor's Consent (on terms and conditions acceptable to Buyer), the parties, for a period of sixty (60) days following the Closing Date, shall continue to cooperate with each other and use their Best Efforts to obtain such Lessor's Consent in accordance with the provisions of this Section 5.5.

         (b) If the Lessor's Consent is obtained within sixty (60) days after the Closing Date, then (i) the parties shall make the deliveries required by Sections 6.1 and 6.2 with respect to such Store Lease, effective as of the date such Lessor's Consent is received, (ii) Buyer shall pay Seller the portion of the Purchase Price allocated to such Store Lease on Schedule 2.2(a) hereto (which portion previously had been reduced from the Purchase Price in accordance with

Section 2.2(a)), and (iii) each party shall reimburse the other, as applicable, for any Shared Costs relating to such Store Lease in accordance with Section 5.5.3(c).

     6. CLOSING

         6.1. Closing Date. The closing of the transaction contemplated by this Agreement (herein called the "Closing") shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York, at 10:00 a.m. on December 1, 1998, or on such other date as the parties may mutually agree. The date on which the Closing actually occurs is referred to herein as the "Closing Date."

         6.2. Deliveries by Seller.

         (a) At the Closing, Seller shall deliver, cause to be delivered, or, as applicable, execute and deliver to Buyer the following:

         (i) an original fully-executed Lessor's Consent with respect to each Store Lease (other than an Excluded Lease);

         (ii) vacant, broom-clean possession of each Store Premises (excluding any Store Premises demised under an Excluded Lease), and of the FF&E located in each Store Premises;

         (iii) an instrument of assignment and assumption of lease, duly executed by Seller, with respect to each Store Lease with respect to which a Lessor's Consent has been obtained, in substantially the form annexed hereto as Exhibit B, assigning to Buyer all of the right, title and interest of Seller in and to each Store Lease, free and clear of all Encumbrances (each, a "Lease Assignment and Assumption"); provided, however, that if a lessor under a Store Lease shall require a different form of Lease Assignment and Assumption, (x) such form shall be reasonably satisfactory to counsel for Buyer and Seller and
(y) notwithstanding the provisions of any form of assignment, as between Buyer and Seller, Buyer shall not be liable for any obligations of the lessee under any Store Lease relating to any period prior to the Closing Date and Seller shall not be liable for any obligations of the lessee under any Store Lease relating to any period on or after the Closing Date, except as may be otherwise expressly set forth in this Agreement;

         (iv) a bill of sale, in substantially the form annexed hereto as Exhibit C, duly executed by Seller, conveying to Buyer all of the right, title and interest of Seller in the FF&E, free and clear of all Encumbrances (the "Bill of Sale");

         (v) to the extent in Seller's possession, originals or copies of all Store Leases and all books, records, contracts, agreements, plans, blueprints, operating manuals, warranties and other papers and documents relating to the Transferred Assets;

         (vi) original releases, termination statements or similar instruments as necessary to release, discharge and terminate any Encumbrances on or with respect to any of the Transferred Assets (whether or not disclosed on Schedule 3.6);

         (vii) a certified check to the order of Buyer (or a credit against payment of the Purchase Price) in the amount of any unapplied insurance proceeds included in the FF&E and an executed assignment of Seller's right to receive any unpaid or uncollected insurance proceeds included in the FF&E;

         (viii) a certified check to the order of Buyer (or a credit against payment of the Purchase Price) in the amount equal to any net Shared Costs to be reimbursed by Seller to Buyer pursuant to Section 5.5.3(c);

         (ix) the amount of the net prorations in favor of Buyer pursuant to
Section 6.4 hereof; and

         (x) all other agreements, instruments, certificates, resolutions, opinions and other documents required to be delivered by Seller on or before the Closing pursuant to this Agreement.

         6.3. Deliveries by Buyer.

         (a) At the Closing, Buyer shall deliver, cause to be delivered, or, as applicable, execute and deliver, to Seller the following:

          (i) the Purchase Price to be delivered pursuant to Section 2.1 (subject to adjustment pursuant to Section 2.2);

          (ii) the Lease Assignment and Assumption, duly executed by Buyer, withrespect to each Store Lease with respect to which a Lessor's Consent has been obtained;

          (iii) the amount of the net prorations in favor of Seller and security deposits payable to Seller pursuant to Sections 6.4 and 6.5 hereof;

          (iv) the amount equal to any net Shared Costs to be reimbursed by Buyer to Seller pursuant to Section 5.5.3(c); and

          (v) all other agreements, instruments, certificates, resolutions, opinions and other documents required to be delivered by Buyer on or before the Closing pursuant to this Agreement.

         6.4. Prorations. On the Closing Date, the parties shall pro-rate as of the Closing Date all rents, additional rents and other charges under the respective Store Leases (other than the Excluded Leases). If bills for rents, additional rents or other charges under Store Leases relating to periods prior to the Closing Date have not been received or such prorations otherwise cannot be determined at the time provided above, then such prorations shall be determined and made as soon as practicable following the date that such prorations are determinable.

         6.5. Security Deposits. On the Closing Date, Buyer shall pay Seller an amount equal to any unapplied cash security deposit held by a lessor under any Transferred Lease. If a security deposit held by a lessor is in the form of a letter of credit, Buyer shall deliver to such lessor either cash or a replacement letter of credit conforming to the provisions of the Store Lease (in which case the parties shall arrange for the release by such lessor of the letter of credit deposited by Seller).

     7. CONDITIONS TO BUYER'S OBLIGATIONS AT CLOSING

     The obligations of Buyer under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against Buyer unless Buyer gives its consent in writing thereto:

         7.1. Representations and Warranties. The representations and warranties of Seller contained in Section 3 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing (or on the date when made in the case of any representation or warranty which expressly relates to an earlier date), except (a) as otherwise expressly permitted by this Agreement and (b) for changes in such representations and warranties which would not have (i) a material adverse effect on any Store Lease or, taken as a whole, on the FF&E or (ii) a material adverse effect on Seller's valid execution, delivery or performance of this Agreement, or any other agreements to be executed by Seller pursuant hereto.

         7.2. Performance. Seller shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

         7.3. Compliance Certificate. Buyer shall have received at the Closing certificates executed by a senior executive officer of Seller certifying (a) that the conditions specified in Sections 7.1, 7.2, 7.7 and 8.6 have been fulfilled, and (b) the status of Seller's efforts to obtain the Lessor's Consents as of the Closing Date.

         7.4. Proceedings and Documents. All corporate and other proceedings in connection with the authorization of the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer's counsel, which shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

         7.5. Opinion of Seller's Counsel. Buyer shall have received from Pepper Hamilton LLP, counsel for Seller, an opinion, dated the date of the Closing, in substantially the form annexed as Exhibit D.

         7.6. No Action or Proceeding. No claim, action, suit, investigation or other proceeding shall be pending which, if adversely determined, would (i) result in an order, writ, injunction or decree prohibiting Buyer from consummating, (ii) grant relief from or against Buyer with respect to, or (iii) render it unlawful for Buyer as of the Closing Date to consummate, the transactions contemplated by this Agreement.

         7.7. No Material Adverse Effect. Between the date of this Agreement and the Closing Date, there shall not have occurred any event or condition which has had or may reasonably be expected to have a material adverse effect on all or any material portion of the Transferred Assets.

         7.8. Lessor's Consents. The parties shall have received Lessor's Consents with respect to not less than nineteen (19) of the Store Leases (not including Merchandise Mart, with respect to which a Lessor's Consent shall not be required pursuant to this Section 7.8).

     8. CONDITIONS TO SELLER'S OBLIGATIONS AT CLOSING

     The obligations of Seller to Buyer under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against Seller unless Seller gives its consent in writing thereto:

         8.1. Representations and Warranties. The representations and warranties of Buyer contained in Section 4 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing (or on the date when made in the case of any representation or warranty which expressly relates to an earlier date), except for changes in such representations and warranties which would not have a material adverse effect on Buyer's valid execution, delivery or performance of this Agreement, or any other agreements to be executed by Buyer pursuant hereto.

         8.2. Performance. Buyer shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

         8.3. Compliance Certificate. Seller shall have received at the Closing a certificate executed by a senior executive officer of Buyer certifying that the conditions specified in Sections 8.1, 8.2 and 7.6 have been fulfilled.

         8.4. Proceedings and Documents. All corporate and other proceedings in connection with the authorization of the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Seller's counsel, which shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

         8.5. Opinion of Buyer's Counsel. Seller shall have received from Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for Buyer, an opinion, dated the date of the Closing, in substantially the form annexed as Exhibit E.

         8.6. No Action or Proceeding. No claim, action, suit, investigation or other proceeding shall be pending which, if adversely determined, would (i) result in an order, writ, injunction or decree prohibiting Seller from consummating, (ii) grant relief from or against Seller with respect to, or (iii) render it unlawful for Seller as of the Closing Date to consummate, the transactions contemplated by this Agreement.

         8.7. Lessor's Consents. The parties shall have received Lessor's Consents with respect to not less than nineteen (19) of the Store Leases (not including Merchandise Mart, with respect to which a Lessor's Consent shall not be required pursuant to this Section 8.7).

     9. SURVIVAL; INDEMNIFICATION

         9.1. Survival Past Closing. Any investigation or examination by Buyer of the business, properties or affairs of the Seller or of the Transferred Assets shall not affect the representations and warranties of Seller contained in Section 3, and the representations and warranties of Seller contained in
Section 3 shall survive the Closing for a period of two (2) years, except with respect to the provisions of Sections 3.2 and 3.6 which shall survive until the expiration of any applicable statute of limitations. Any investigation or examination by Seller of the business, properties or affairs of Buyer shall not affect the representations and warranties of Buyer contained in Section 4, and the representations and warranties of Buyer contained in Section 4 shall survive the Closing for a period of two (2) years.

         9.2. Indemnification by Seller. From and after the Closing Date, Seller (jointly and severally) shall indemnify, defend and hold harmless Buyer, and each of its officers, directors, parent, subsidiaries and affiliates, from and against any and all liabilities, losses, damages, claims, fines, penalties, costs and expenses (including, without limitation, reasonable attorneys' and accounting fees) incurred by Buyer or any of its officers, directors, parent, subsidiaries or affiliates, arising out of or resulting from (i) any breach of any representation or warranty made by Seller contained in this Agreement, (ii) the nonperformance of any covenant or obligation to be performed by Seller under this Agreement, or (iii) any failure of Seller to pay and perform any Non-Assumed Liabilities.

         9.3. Indemnification by Buyer. From and after the Closing Date, Buyer shall indemnify, defend and hold harmless Seller, and each of its officers, directors, subsidiaries and affiliates, from and against any and all liabilities, losses, damages, claims, fines, penalties, costs and expenses (including, without limitation, reasonable attorneys' and accounting fees) incurred by Seller or its officers, directors, parent, subsidiaries or affiliates arising out of or resulting from (i) any breach of any representation or warranty made by Buyer contained in this Agreement, (ii) the nonperformance of any covenant or obligation to be performed by Buyer under this Agreement, or
(iii) any failure of Buyer to pay and perform any of the Assumed Liabilities.

         9.4. Limitation. Any claim for indemnification asserted pursuant to Sections 9.2(i) or 9.3(i) shall be subject to the limitation that the Indemnitor (as hereinafter defined) shall not be obligated to indemnify any one or more Indemnitees (as hereinafter defined) with respect to such claim unless and until the aggregate amount of all claims against Indemnitor exceed $25,000, whereupon Indemnitor shall be subject to a claim for indemnification for the amount of such claim or claims in excess of $25,000.

         9.5. Indemnification Procedures. (a) If either party shall receive notice of any matter which such party, or any of its officers, directors, parent, subsidiaries or affiliates (any of the foregoing, an "Indemnitee"), has determined has given or could give rise to a right of indemnification under this Agreement, the Indemnitee shall promptly give the indemnifying party (the "Indemnitor") written notice of such claim, stating the amount of the loss, if known, and method of computation thereof, all with reasonable particularity and including documentary proof, if available, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that failure to so notify the Indemnitor shall not relieve the Indemnitor from any liability which it may have on account of the claim, except to the extent the Indemnitor shall have been prejudiced by such failure.

         (b) If an Indemnitee shall receive notice of any claim by a third party which is or may be subject to indemnification, the Indemnitee shall promptly give the Indemnitor written notice of such claim; provided, however, that failure to so notify the Indemnitor shall not relieve the Indemnitor from any liability which it may have on account of the claim, except to the extent the Indemnitor shall have been prejudiced by such failure. In such event the Indemnitee shall permit the Indemnitor, at its option, to participate in the defense of such third party claim by counsel of its own choice and at its own expense. If, however, the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee hereunder against all losses that may result from such claim, then the Indemnitor shall be entitled, at its option, to assume and control the defense of such claim by counsel of its own choice and at its own expense; provided that the Indemnitor and its counsel shall proceed with diligence and good faith with respect thereto. Notwithstanding the foregoing, the Indemnitee shall have the right to employ separate counsel in any such claim or proceeding and the fees and expenses of such counsel shall be at the expense of such Indemnitor if: (i) the Indemnitor has failed to promptly assume the defense and employ counsel or (ii) the named parties to any such claim or proceeding (including any impleaded parties) include such Indemnitee and any of the Indemnitors, and such Indemnitee shall have been advised by its counsel that there is a conflict of interest between the Indemnitor and the Indemnitee with respect to such claim or proceeding or with respect to any legal defense which may be available; provided, however that the Indemnitors shall not in such event be responsible here-under for the fees and expenses of more than one firm of separate counsel in connection with any claim or proceeding.

         (c) In the event the Indemnitor exercises its right to undertake the defense of any claim by a third party, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor witnesses, pertinent records, materials and information in its possession or under its control relating thereto as are reasonably requested by the Indemnitor.

Similarly, in the event the Indemnitee is, directly or indirectly, conducting the defense against any claim by a third party, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to the Indemnitee witnesses, pertinent records, materials and information in its possession or under its control relating thereto as are reasonably requested by the Indemnitee. No claim by a third party may be settled by the Indemnitor without the written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed; provided, however, that the Indemnitor may settle such claim without the consent of the Indemnitee so long as the settlement includes a written release of the Indemnitee, in form and substance reasonably satisfactory to the Indemnitee, from the claim by the third party claimant. No claim by a third party which is being defended in good faith by the Indemnitee alone, or jointly with the Indemnitor, shall be settled by the Indemnitee without the written consent of the Indemnitor, which consent shall not be unreasonably withheld; provided, however, that the Indemnitee may settle such claim without the consent of the Indemnitor so long as the settlement includes a written release of the Indemnitor, in form and substance reasonably satisfactory to the Indemnitor, from the claim by the Indemnitee and the third party claimant.

     10. CERTAIN COVENANTS

         10.1. Non-Assumed Liabilities. Seller shall pay and discharge, promptly when due (including all Lease Cure Costs relating to periods prior to the Closing Date), all Non-Assumed Liabilities. If, at Buyer's option, any Non-Assumed Liabilities (including any Lease Cure Costs) relating to the Transferred Assets are paid or discharged by Buyer, Seller shall reimburse Buyer therefor to the extent paid or discharged by Buyer, upon presentation by Buyer of invoices and other documentation reasonably satisfactory to Seller indicating the amounts due (except to the extent the Purchase Price is reduced pursuant to Section 2.2(b)). Notwithstanding the foregoing, Buyer shall not pay or discharge any Non-Assumed Liabilities without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed, unless the failure to pay or discharge such Non-Assumed Liabilities (including any Lease Cure Costs) could reasonably be expected to have a material adverse effect on Buyer or any of the Store Leases or, taken as a whole, the FF&E, or on the ability of the parties to consummate the transactions contemplated by this Agreement (including the ability of the parties to obtain Lessor's Consents), in which case Buyer shall give notice of such payment or discharge to Seller but no consent of Seller shall be required. To the extent practicable, Buyer will give Seller prior notice of its intention to pay or discharge any Non-Assumed Liabilities (with respect to which Seller's consent is not required hereunder) and the opportunity to settle such matter with the third party prior to payment or discharge thereof by Buyer. The provisions of this Section 10.1 are for the sole benefit of Buyer and its successors, assigns, subsidiaries and affiliates and are not intended, nor shall they be construed, to confer any rights upon any third party.

         10.2. Assumed Liabilities. Following the Closing Date, Buyer shall pay and discharge, promptly when due, all of the Assumed Liabilities. Buyer shall pay or discharge such Assumed Liabilities or, at Seller's option, reimburse Seller therefor to the extent paid or discharged by Seller, upon presentation by Seller of invoices and other documentation reasonably satisfactory to Buyer indicating the amounts due. Notwithstanding the foregoing, Seller shall not pay or discharge any Assumed Liabilities without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed, unless the failure to pay or discharge such Assumed Liabilities could reasonably be expected to have a material adverse effect on Seller, in which case Seller shall give notice of such payment or discharge to Buyer but no such consent shall be required. To the extent practicable, Seller will give Buyer prior notice of its intention to pay or discharge any Assumed Liabilities (with respect to which Buyer's consent is not required hereunder) and the opportunity to settle such matter with the third party prior to payment or discharge thereof by Seller. The provisions of this
Section 10.2 are for the sole benefit of Seller and its successors, assigns and affiliates and are not intended, nor shall they be construed, to confer any rights upon any third party.

         10.3. Records. After the Closing Date, the parties shall cooperate fully with each other and make available to the other in a timely fashion such files, books and records and other information (relating to the Transferred Assets) as may be reasonably required by any such party for any proper business purpose that is not inconsistent with the terms of this Agreement, including but not limited to any litigation, proceeding or investigation with or involving a third party.

         10.4. Further Assurances. Upon request of either party, at any time or from time to time after the Closing Date, the other party will, at no cost to the other party, promptly execute, acknowledge and deliver or cause to be executed, acknowledged and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things, as may be necessary or required in order to further and more fully consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Seller agrees that at any time or from time to time after the Closing Date, upon request of Buyer, Seller will, at no cost to Seller, execute, acknowledge and deliver such other and further instruments of conveyance and transfer and take such other action as Buyer may reasonably require to vest more effectively in Buyer title to any of the Transferred Assets, and Buyer shall reimburse Seller's out-of-pocket expenses in connection therewith.

         10.5. Store Lease Renewals. Buyer agrees that in the event that, after the Closing Date, Buyer exercises any renewal or extension option contained as of this date in any Store Lease to extend the term thereof beyond its current expiration date, it will use its Best Efforts (as defined in this Agreement) to obtain the Lessor's release of Seller with respect to any obligations of the lessee under the Store Lease during such renewal or extension term.

     11. TERMINATION OF AGREEMENT

         11.1. Events of Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing Date: (i) by the mutual written consent of Seller and Buyer; (ii) by Buyer, if Seller breaches in any material respect any of its representations, warranties, covenants or agreements contained in this Agreement and such breach is not cured to the reasonable satisfaction of Buyer within ten (10) days after notice of such breach is given to Seller; (iii) by Seller, if Buyer breaches in any material respect any of its representations, warranties, covenants or agreements contained in this Agreement and such breach is not cured to the reasonable satisfaction of Seller within ten (10) days after notice of such breach is given to Buyer; or (iv) by either Buyer or Seller, if for any reason (including the failure of any of the conditions to Closing to be fulfilled) other than the breach of this Agreement by the terminating party the Closing has not occurred on or prior to December 31, 1998. Each party agrees to give the other notice of any breach (or alleged breach) promptly upon becoming aware thereof.

         11.2. Effect of Termination. In the event that either party shall elect to terminate this Agreement pursuant to Section 11.1, this Agreement shall forthwith terminate and have no further effect, and neither party shall have any further obligation or liability hereunder (except with respect to those provisions hereof which by their terms expressly survive any termination of this Agreement). Notwithstanding the foregoing, the termination of this Agreement pursuant to any provision hereof shall not relieve any party of any liability for a breach of any representation or warranty, or nonperformance of any covenant or obligation hereunder; and any such termination shall not be deemed to be a waiver of any available remedy for any such breach or nonperformance.

     12. NOTICES

     Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon actual receipt by the party (but not necessarily the individual person) to be notified. Any notice shall be sent by personal delivery, by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, or by facsimile transmission, and addressed to the party to be notified at the address indicated below for such party, or at such other address as such party may designate upon written notice to the other parties.

                    In the case of Seller:

                           Mothers Work, Inc.
                           456 North Fifth Street
                           Philadelphia, PA 19123
                           Attn: Dan W. Matthias,
                                 Chairman and CEO
                           Facsimile No.:  215-625-6931

                    With a copy to:

                           Pepper Hamilton LLP
                           3000 Two Logan Square
                           Philadelphia, PA 19103-2799
                           Attn: Elam M. Hitchner, III, Esq.
                           Facsimile No.:  215-981-4750

                    In the case of Buyer:

                           The Wet Seal, Inc.
                           26972 Burbank

                           Foothill Ranch, CA  92610
                           Attn: Edmond S. Thomas, President
                           Facsimile No.:  714-770-8609

                  With a copy to:

                           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                           590 Madison Avenue
                           New York, NY 10022
                           Attn: Alan Siegel, Esq.
                                 Steven H. Scheinman, Esq.
                           Facsimile No.:  212-872-1002

     13. MISCELLANEOUS

         13.1. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof, supersede all prior agreements and understandings, written or oral, among the parties with respect thereto (including without limitation the Letter of Intent between Seller and Buyer dated August 7, 1998), and no party shall be liable or bound to any other party in any manner by any promises, conditions, warranties, representations, or covenants except as specifically set forth herein or therein.

         13.2. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by an instrument in writing and signed by the party against whom such amendment or waiver is sought to be enforced.

         13.3. Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Neither party shall have the right to assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, Buyer shall have the right, upon notice to Seller, to assign its rights and obligations under this Agreement to any affiliate of Buyer, provided (i) such affiliate assumes the obligations of Buyer hereunder, (ii) no such assignment shall release Buyer from any obligations hereunder, (iii) Buyer shall guarantee all obligations of the assignee under any agreement required to be executed and delivered by Buyer to Seller pursuant thereto, and (iv) if necessary in order to obtain a Lessor's Consent, Buyer shall guarantee the obligations of any such affiliate that are assumed pursuant to any Store Lease. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         13.4. Governing Law. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by the domestic substantive laws of the State of New York without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

         13.5. Severability. If any provisions of this Agreement as applied to any part or to any circumstance shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement.

         13.6. Captions. The table of contents, headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         13.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.8. Bulk Sales. The parties hereby waive compliance with any bulk sales law which may be applicable to the transactions contemplated by this Agreement.

         13.9. Transaction Taxes. Each of Seller and Buyer shall pay, when due, one-half of any sales or transfer tax required to be paid in connection with the transfer of the Transferred Assets pursuant to this Agreement. The parties shall cooperate with each other with respect to the filing of all sales and transfer tax returns required to be filed with respect to the transactions contemplated by this Agreement, and shall make such joint filings as may reasonably be requested by either party.

         13.10. Finders' Fees. Each party represents that it neither is nor will be obligated for any advisory or finders' fee or commission or other compensation in connection with this transaction, other than compensation payable by Seller to Financo, Inc. (the "Advisor") pursuant to separate agreement. Buyer agrees to indemnify and hold harmless Seller from any liability for any commission or compensation in the nature of an advisory or finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which Buyer or any of Buyer's officers, employees, or representatives is responsible. Seller agrees to indemnify and hold harmless Buyer from any liability for any commission or compensation in the nature of an advisory or finders' fee (and the costs and expenses of defending against such liability of asserted liability) for which Seller or any of Seller's respective officers, employees, or representatives is responsible, including any compensation payable to the Advisor. The provisions of this Section 13.10 shall survive any termination of this Agreement.

         13.11. Expenses. Irrespective of whether the Closing is effected, and except as provided in Section 5.5.3(c) hereof or otherwise expressly provided herein or therein, each party shall pay all costs and expenses (including, but not limited to, legal and accounting fees and expenses) that it incurs with respect to the negotiation and execution of this Agreement and any other agreements to be executed pursuant hereto, and the performance of any covenants to be performed by such party and satisfaction of any conditions to be satisfied by such party which are contained herein or therein. Without limiting the generality of the foregoing, Seller shall pay the costs of filing or recording any releases, termination statements or similar instruments necessary to discharge any Encumbrances on or with respect to any of the Transferred Assets. The provisions of this Section 13.11 shall survive any termination of this Agreement.

         13.12. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or any other agreement or document to be executed or delivered pursuant hereto, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

         13.13. Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may, except as may otherwise be expressly provided in this Agreement, proceed to protect and enforce their rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

         13.14. Authority. The persons executing this Agreement on behalf of each party represent that they have been duly authorized to execute this Agreement and bind the respective party hereto, and each party shall deliver to the other within seven (7) business days after the date of this Agreement a certified copy of the resolution of its Board of Directors authorizing the execution and delivery of this Agreement.

         13.15. Defined Terms. The following terms used in this Agreement shall have the meanings set forth in the corresponding Sections or subsections of this
Agreement:

     "Additional Lease Costs"                   Section 5.5.3(c)
     "Advisor"                                  Section 13.10
     "Agreement"                                Head Paragraph
     "Assumed Liabilities"                      Section 2.3(c)
     "Best Efforts"                             Section 5.4
     "Best Knowledge of Seller                  Section 3.4
     "Bill of Sale"                             Section 6.2
     "Closing"                                  Section 6.1
     "Closing Date"                             Section 6.1
     "Code"                                     Section 3.7
     "Encumbrance"                              Section 3.4

     "Excluded Assets"                          Section 1.3
     "Excluded Lease"                           Section 2.3(b)
     "FF&E"                                     Second "WHEREAS" Clause
     "Non-Assumed Liabilities"                  Section 2.4
     "GAAP"                                     Section 3.11
     "Lease Assignment and Assumption"          Section 6.2
     "Lease Cure Costs"                         Section 5.5.3(b)
     "Lessor's Consent"                         Section 5.5
     "Lessor Fees"                              Section 5.5.3(c)
     "Non-Assumed Liabilities"                  Section 2.4
     "Purchase Price"                           Section 2.1(a)
     "radius clause"                            Section 5.5.1
     "Seller"                                   Head Paragraph
     "Shared Costs"                             Section 5.5.3(c)
     "Stores"                                   Second "WHEREAS" Clause
     "Store Lease"                              Section 3.5
     "Store Premises"                           Section 3.5
     "Transferred Assets"                       Section 1.1
     "Transferred Lease"                        Section 1.2

     IN WITNESS WHEREOF, the parties hereto have executed this Asset Transfer Agreement as of the date first above written.


                                      MOTHERS WORK, INC.


                                      By: /s/ Dan W. Matthias
                                          --------------------------------------
                                              Name:  Dan W. Matthias
                                              Title: Chairman and
                                                       Chief Executive Officer


                                      T3 ACQUISITION, INC.


                                      By: /s/ Rebecca C. Matthias
                                          --------------------------------------
                                              Name:  Rebecca C. Matthias
                                              Title:   President


                                      THE WET SEAL, INC.


                                      By: /s/ Edmond S. Thomas
                                          --------------------------------------
                                              Name:  Edmond S. Thomas
                                              Title: President and Chief
                                                       Operating Officer